Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***].”  SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

FRAMEWORK AGREEMENT
FOR ELECTRONIC COMMUNICATION SERVICES

1.                                     THE PARTIES:

The agreement has been executed by and between Superonline İletişim Hizmetleri A.Ş. (TURKCELL SUPERONLINE) located at the address of İstanbul Maltepe Aydınevler Mah. İnönü Cad., No:20 Küçükyalı Ofispark and -Market Elektronik Hizmetler ve Tic. A.Ş. (CUSTOMER) located at the address of Kuştepe Mah. Mecidiyeköy Mah. Kule 2 No:12 Kat:2 Şişli/İstanbul.

In this agreement, the CUSTOMER and TURKCELL SUPERONLINE shall be hereinafter referred to as “Party” individually, and the “PARTIES” collectively.

2.                                     DEFINITIONS

Definitions in this Agreement will be understood as given below.

Electronic Communication: It is the transmission, routing and reception of all kinds of signs, symbols, sounds, images and data that can be converted into electrical signs through cable, wireless, optical, electrical, magnetic, electromagnetic, electrochemical, electromechanical and other transmission systems.

Electronic Communication Service: It is the provision of some or all of the activities that fall under the definition of electronic communication as a service.

Public Official: Unless defined more broadly in accordance with the legislation provisions;

a)                                    All kinds of employees including, but not limited to, civil servants, personnel, members, managers working in public institutions and organizations,

b)                                    All kinds of employees including but not limited to officers, personnel, members, managers working in the representations of public institutions and organizations,

c)                                     Any person authorized to act officially on behalf and/or representation of the public institution and/or organization,

d)                                    Political party employees and/or members,

e)                                     Candidates to be appointed to serve in public institutions and organizations and/or political parties,

f)                                      Employees of any public and/or state-owned school, hospital and other.

Tariff: It is a chart that includes the fees that operators can receive from users under different names in exchange for providing electronic communication services.

Specification: It refers to the whole of the supplementary agreement and its annexes, which are an integral part of this agreement and include the procedures and terms of each service to be offered to the CUSTOMER by TURKCELL SUPERONLINE within the scope of Electronic Communication Service.

SLA: It refers to the Service Level Commitment.

Turkcell Group Companies: They refer to Turkcell İletişim Hizmetleri A.Ş. (“TURKCELL”) and/or legal persons or companies that TURKCELL directly or indirectly controls. Within the scope of this agreement, control “means: i) the direct or indirect ownership of the majority of the capital or voting rights of the relevant legal person or company, or ii) the direct or indirect ownership of voting rights, the power to appoint or dismiss the majority of the board of directors or other governing bodies by agreement or in any way.

3.                                     SUBJECT

The subject of this agreement is the regulation of the conditions regarding electronic communication services to be provided to the CUSTOMER by TURKCELL SUPERONLINE and the rights and obligations of the PARTIES.

Special conditions regarding each service to be offered to the CUSTOMER will be regulated by the Service Specifications in addition to this Agreement; the provisions of this Agreement will be valid for the matters not included in the Specifications.

Since the conditions specific to the service and the CUSTOMER will be determined by the Specifications, in case of conflict between this Agreement and the Specification in force, the relevant Specification clauses will prevail.

4.                                     SUPPORT SERVICES

4.1.                           CUSTOMER SUPPORT SERVICES

a)                                    The CUSTOMER shall be able to reach the notification of problems related to the service received (malfunction, complaint), change requests; questions and suggestions via the support line and e-mail with the contact information below 24/7 via phone/e-mail. Provided that the CUSTOMER notifies, TURKCELL SUPERONLINE will intervene in the problems under its control and arising from it within 30 minutes at the latest and the action plan will be sent to the CUSTOMER.

b)                                    The CUSTOMER Support Services contact information is below:

Phone from all over Turkey: 0850 222 1 222

Email Address kurumsalteknik@superonline.net

c)                                     The CUSTOMER will determine the authorities to open a call in support services and submit it to TURKCELL SUPERONLINE as a written list; these officials will notify all kinds of problems, support and service requests by calling the support line and/or via e-mail and open a call in order to fulfill the request in a short time. Otherwise, TURKCELL SUPERONLINE will not be held responsible for the delay.

4.2.                           TECHNICAL SUPPORT SERVICES

On a service basis, all and/or some of the following technical support services will be provided to the CUSTOMER by TURKCELL SUPERONLINE, depending on the nature of the service specified in the Specifications.

a)                                    7 days 24-hour uninterrupted support access (except for force majeure and situations where TURKCELL SUPERONLINE is not responsible)

b)                                    7 days 24 hours remote monitoring

c)                                     7 days 24 hours remote technical support

d)                                    Providing infrastructure usage reports over the internet, provided that a username and password are provided.

5.                                     THE RIGHTS AND OBLIGATIONS OF THE PARTIES

a)                                    In case the installation of the devices required for the provision of the services subject to this Agreement is performed by the technical teams determined by TURKCELL SUPERONLINE, the said installation will be made with the pricing determined by the Specifications.

b)                                    The CUSTOMER may either procure the necessary equipment to benefit from the service, or procure it from TURKCELL SUPERONLINE for a fee or within the scope of the commitment. Warranty and Maintenance Support responsibilities will be applied according to the table below.

	GUARANTEE RESPONSIBILITY	MAINTENANCE SUPPORT SUPERVISOR
IN CASE CUSTOMER PROVIDES THE DEVICE	CUSTOMER	CUSTOMER
IN CASE THE CUSTOMER PURCHASES THE DEVICE FROM TURKCELL SUPERONLINE	TURKCELL SUPERONLINE (2 YEARS)	CUSTOMER/TURKCELL SUPERONLINE (WITHIN THE SCOPE OF MAINTENANCE SUPPORT AGREEMENT)
IN CASE THE CUSTOMER PROVIDES THE DEVICE FROM TURKCELL SUPERONLINE WITHIN THE SCOPE OF THE COMMITMENT	TURKCELL SUPERONLINE (With a period to be determined in the relevant service specification)	TURKCELL SUPERONLINE (With a period to be determined in the relevant service specification)

c)                                     The CUSTOMER agrees and undertakes to use the hardware in accordance with the provisions of the Agreement, to pay attention to its own property, not to use, sell, transfer or rent it to other persons except for Doğan Online and Doğan Group affiliates, in cases where the equipment is provided by itself or by TURKCELL SUPERONLINE. In cases where the hardware in question belongs to TURKCELL SUPERONLINE, in the event that the Agreement is terminated for any reason, the CUSTOMER agrees and undertakes to return all hardware immediately and in full within 15 days at the latest. The CUSTOMER shall be personally responsible for all damages and losses incurred and to be incurred during use, except for wear and tear caused by normal use in the installed equipment, without prejudice to all requests surplus rights in cases of this of TURKCELL SUPERONLINE, the CUSTOMER irrevocably declares, accepts and undertakes that the repair price of the device and/or, in case of failure to perform the repair, the entire equipment cost shall be covered in cash and in a single sum according to the request of TURKCELL SUPERONLINE.

d)                                    The CUSTOMER is obliged to answer the security questions asked to it for security and confirmation purposes within the scope of support requests related to its subscription, except in case of failure, and/or to perform the operations within this scope.

e)                                     The increases that will occur due to the taxes related to the services subject to this Agreement will be reflected to the CUSTOMER immediately.

f)                                      If the services subject to this Agreement are not provided to the CUSTOMER under special conditions and commitment, the changes in the provision of the service, including tariff changes, within the scope of the Consumer Rights Regulation in the Electronic Communication Sector, will be notified to the CUSTOMER 30 days in advance by TURKCELL SUPERONLINE, depending on the changes in the market conditions.

g)                                    Provided that the CUSTOMER has no other commitment in the service specifications, the CUSTOMER has the right to make tariff changes among the alternatives offered by TURKCELL SUPERONLINE, except for prepaid services. The tariff change will be effective from the next invoice period after the change request is made by authorized persons on behalf of the CUSTOMER.

h)                                    The PARTIES, by signing this Agreement, accept and undertake that they will not gain titles and status such as each other’s representatives, agents, commercial representatives, partners, and will not make any transactions on behalf and account of each other.

i)                                       TURKCELL SUPERONLINE reserves the right to change the technical configuration and update the software of all devices under the authority and management of TURKCELL SUPERONLINE, with the service provided when necessary, without violating the service-specific SLA provisions. In such changes, the CUSTOMER will be notified 3 (three) days in advance.

j)                                       The CUSTOMER is responsible for ensuring the physical security of the routers, switches etc. of TURKCELL SUPERONLINE in its location, providing generator and UPS protected energy, providing and protecting the required cooling and cabling. The CUSTOMER is responsible for the damage caused by the failure to provide the required environment and the interruptions in the relevant service.

k)                                    TURKCELL SUPERONLINE is not responsible for security problems arising from the CUSTOMER’s servers, network devices under the CUSTOMER management, systems and users, and the problems arising from the devices under the responsibility of the CUSTOMER.

l)                                       TURKCELL SUPERONLINE accepts no liability for any failure, delay or other communication preventing situation arising from the reasons described in Article 8 of the Agreements and/or from Türk Telekomünikasyon A.Ş. and other operators other than its own system and delays arising from the CUSTOMER.

m)                                TURKCELL SUPERONLINE establishes the infrastructure by obtaining the necessary permissions from the relevant persons and/or institutions and/or organizations. The CUSTOMER agrees, acknowledges and undertakes that, in order for TURKCELL SUPERONLINE to provide services subject to this agreement, it has obtained the necessary permissions related to the location of the CUSTOMER from the relevant persons who need legal and/or administrative permissions and that it has granted TURKCELL SUPERONLINE all necessary authorizations on the location/parcel where the CUSTOMER is located within this scope. In this regard, the usage and maintenance rights of the infrastructure facilities established by TURKCELL SUPERONLINE belong exclusively to TURKCELL SUPERONLINE. The CUSTOMER undertakes that the infrastructure facilities created by TURKCELL SUPERONLINE will not be used by other institutions and/or organizations.

n)                                    The CUSTOMER agrees and acknowledges that, in accordance with other legislation, the right of use arising from this Agreement belongs only to its legal personality, and the use of this right; except for the persons authorized in its own legal entity, it will not be able to use or transfer it to other persons, institutions and organizations, lease it, sell it to anyone else, otherwise it will be fully responsible and if this situation is determined, TURKCELL SUPERONLINE reserves the right to claim all kinds of claims arising from this Agreement and the legislation, it has the right to stop the service and/or terminate the Agreement and the relevant Specification.

o)                                    The CUSTOMER accepts and undertakes not to engage in illegal activities, not to violate the laws and provisions of the Republic of Turkey, the titles and decisions of the official authorities while using the services subject to this Agreement.

p)

We allow our information to be shared with and used by Turkcell İletişim Hizmetleri A.Ş’s affiliates and their business partners until otherwise stated by us in order to make the most of the advantages of being a Superonline. *

☐
No announcements about advantageous campaigns, services, tariffs and services should be received from Superonline.	☒

(*): You can obtain your rights under the Law on the Protection of Personal Data and the purpose of using the permissions from the Privacy Policy on our website and/or from our dealers.

q) If the devices are rented from TURKCELL SUPERONLINE, the CUSTOMER agrees, acknowledges and undertakes that the ownership of the devices belongs to TURKCELL SUPERONLINE, that it will keep the property declaration labels to be placed by TURKCELL SUPERONLINE in order to prevent the property claims of third parties on the devices as they are, that it will use the devices exclusively for the services provided by TURKCELL SUPERONLINE as a tenant during the term of the Agreement, that it will use the devices within the framework of the usage procedures specified in the user manual and with the care to be shown by a forceful trader, that it is obliged to return the devices to TURKCELL SUPERONLINE in full and completely and free of any encumbrances in the event of termination of the Agreement.

r) In the event that the CUSTOMER fails to comply with the commitments stated in the above articles, it agrees and undertakes that the CUSTOMER shall be liable for all kinds of damages incurred by TURKCELL SUPERONLINE, compensate TURKCELL SUPERONLINE for all kind of damages and TURKCELL SUPERONLINE shall have the right to stop the service and/or terminate the Agreement and the relevant Specifications within the scope of the Consumer Rights Regulation in the Electronic Communications Sector.

s) During the duration of the commercial relations established with this Agreement; the Parties agree, acknowledge and undertake that all natural and/or legal persons (the “Ecosystem”), including, but not limited to, consultants, contractors and subcontractors used by themselves, their employees, managers or in connection with this agreement, shall comply with  applicable local legislation on bribery and corruption and the current international legislation (“Legislation”), including but not limited to the Foreign Corrupt Practices Act in force in the United States.

Parties agree, acknowledge and undertake that they will not offer and/or commit bribes or unlawful payments to any person, including Public Officials, directly or indirectly through the Ecosystem, they will not make such payments and/or will not accept such payments offered or promised.

In the event that any of the Parties request from the other Party to submit documents and records pertaining to the transactions (purchase-sale transactions, payments, expenses, etc.) made within the framework of the Agreement, the other Party agrees, acknowledges and undertakes that it will act in good faith and cooperation to meet the reasonable demands of the other Party.

The Parties agree, acknowledge and undertake to immediately notify the other Party in writing in the event that employment opportunities and/or will be provided for any Public Official within the scope of this Agreement.

If it is determined that one of the Parties or its Ecosystem has acted against the Legislation, the other Party has the right to terminate this Agreement immediately.

t) The CUSTOMER may not use the relevant services within the scope of this Agreement and its annexes in any way as disruptive to the public order, against general morality, violating the rights of third parties and in violation of the law, malicious, fraudulent and collusive. If it is determined otherwise, TURKCELL SUPERONLINE reserves the right to terminate this Agreement and its annexes.

6.                                     LINE FACILITY AND ITS OPERATIONS

a)                                    The line application and the installation of the line required for the provision of the service will be made by TURKCELL SUPERONLINE and the support and follow-up procedures related to the installation are included in the installation fees received for one time only.

b)                                    If the line allocated to the CUSTOMER is registered in the name of TURKCELL SUPERONLINE, all payments to be made to Türk Telekomünikasyon A.Ş. due to the line will be paid by TURKCELL SUPERONLINE and will be reflected to the CUSTOMER along with the service invoices to be issued.

7.                                     SERVICE FEES AND PAYMENTS

The costs to be paid by the CUSTOMER for the services received from TURKCELL SUPERONLINE will be determined separately in each Specification to be made in addition to this Agreement.

After the service is started, according to the monthly/annual agreement between the CUSTOMER and TURKCELL SUPERONLINE, TURKCELL SUPERONLINE will issue an invoice at the end of each billing period and send it to the CUSTOMER at the CUSTOMER invoice address, taking into account the due date of the invoice. The CUSTOMER is obliged to make the monthly invoice payments without waiting for the monthly invoice to reach its address. The CUSTOMER whose invoice does not reach it for any reason will be able to learn its invoice and payment information from TURKCELL SUPERONLINE.

In the event that the CUSTOMER fails to pay the invoiced amount on time as in cash, in full and wholly to one of the payment points and/or account numbers indicated on the invoice, the CUSTOMER acknowledges and undertakes that TURKCELL SUPERONLINE reserves the right to apply default interest of 4% (fourpercent) per month from the due date and/or to stop the service and/or not to sell new services. In case the CUSTOMER fails to pay the fees accrued together with the default interest, PARTIES agree and undertake that TURKCELL SUPERONLINE may enter into legal proceedings by terminating or without terminating the agreement and that the CUSTOMER shall pay all fees to be paid in cash and in lump sum.

8.                                     FORCE MAJEURE AND LIMIT OF LIABILITY

Until the reasons given below come to an end, neither of the PARTIES will be able to assume any liability or claim any compensation for the other party due to the failure of the other party to fulfill its action.

A.                                   FORCE MAJEURE:

Provided that it does not arise from a fault caused by the PARTIES, but there is a situation that prevents the fulfillment of the actions, the following situations are considered as force majeure situations.

a)                                    Partial or general declaration of mobilization, sabotage or state of war, terrorist attack

b)                                    Earthquakes, floods and natural disasters that prevent continuous work, epidemics, fire

c)                                     Measures and decisions taken by the government or legal authorities that would make it impossible to comply with the provisions of this agreement,

d)                                    Legal strikes, lockouts and other actions, embargo,

e)                                     Provided that TURKCELL SUPERONLINE has no fault; License and/or authorization revocation for electronic communication services provided by the Information Technologies and Communication Authority

f)                                      Impossibilities arising from changes in laws and regulations in effect (domestically or abroad) prior to the signing of the agreement

The occurrence of the aforementioned reasons will mean that the contractual acts are suspended until the force majeure state ends.

B.                                   CONDITIONS THAT NO LIABILITY CAN BE FOLLOWED

TURKCELL SUPERONLINE commitment is to determine the scope of continuous communication with the specification to be made separately for each service; TURKCELL SUPERONLINE will not be liable for the following situations, since it includes the conditions required for the provision of the service and the reasons beyond the control of TURKCELL SUPERONLINE.

a)                                    Attacks that may come to the CUSTOMER over the internet and IP and that TURKCELL SUPERONLINE is not obliged to block within the scope of the services offered by TURKCELL SUPERONLINE and consequences thereof

b)                                    Loss of information and/or other damages due to software and/or hardware related malfunctions caused by the CUSTOMER’s fault

c)                                     Service interruptions to be experienced during the planned maintenance notified to the CUSTOMER by TURKCELL SUPERONLINE (determined within the framework of the service-specific SLA for planned maintenance periods.)

d)                                    Failures in cables providing connections between active and passive devices on the CUSTOMER side and all devices on the CUSTOMER side, except for devices under the management and responsibility of TURKCELL SUPERONLINE

e)                                     Problems caused by the CUSTOMER ‘s local network or the software applications it uses

f)                                      Problems arising from configuration changes made on active devices by the CUSTOMER or by third parties other than the solution partner authorized by TURKCELL SUPERONLINE and/or TURKCELL SUPERONLINE

g)                                    The CUSTOMER related problems such as electricity, cooling failures, theft, etc. that will occur at CUSTOMER’s location

h)                                    All problems caused by Türk Telekom A.Ş., including the interruptions and delays, arising from force majeure or other reasons, on the leased line that are subject to the contract in the context of this Agreement and leased from another operator

i)                                       In the event that the CUSTOMER requests to receive services at another location after the date of signature of the Agreement within the scope of this Agreement that the service cannot be provided to the CUSTOMER due to the lack of infrastructure of TURKCELL SUPERONLINE in the location and geography where the CUSTOMER requests the service and/or SUPERONLINE’s failure to provide services to the CUSTOMER for reasons not caused by its own fault and/or delays arising therefrom, TURKCELL SUPERONLINE shall not be held responsible.

Failure to provide service due to reasons arising from the CUSTOMER does not prevent TURKCELL SUPERONLINE from invoicing a monthly service fee.

9.                                     DURATION AND TERMINATION

Since the term of this Agreement can be determined separately for each Specification, the term of the Specification signed between the PARTIES and whose term will expire last shall be deemed to be extended until the end of the term. The relevant Specifications will enter into force on the date of signature unless otherwise specified, and the Terms of the Specifications will start as of the activation date of the service.

In the event that there is any commitment in any Specification and its annexes attached to this Agreement, the termination provisions will be regulated separately in the Terms of Reference and its annexes, and the provisions in the Specifications and its annexes will be applied within the termination conditions of this Agreement.

If the service provided to the CUSTOMER is provided to the CUSTOMER under special conditions in return for the CUSTOMER’s commitment, if the CUSTOMER terminates the Specification before the period set out in the Specification, it shall be deemed to have withdrawn from the CUSTOMER’s commitment and the cancellation fee and compensation amounts specified in this Specification shall be applied.

If the service provided to the CUSTOMER is not provided under special conditions for the CUSTOMER in return for the commitment of the CUSTOMER in the Specifications and its annexes; the CUSTOMER may terminate this Agreement and its annexes at any time, provided that a written notice of termination is made. TURKCELL SUPERONLINE will initiate termination procedures within the scope of the relevant legislation.

The following reasons are justified, and for these reasons, this Agreement can be unilaterally terminated immediately by the specified party without any notice and without paying any compensation, penalty, expense, etc.:

a)                                    Except for Doğan Online and Doğan Group affiliates, by TURKCELL SUPERONLINE, in case the CUSTOMER transfers this Agreement and the services specified in the Specifications, in whole or in part, without the written consent of TURKCELL SUPERONLINE,

b)                                    by the other party, if a bankruptcy decision, concordat is declared against any of the PARTIES or the PARTIES become financially insolvent or suspended their payments,

c)                                     by TURKCELL SUPERONLINE, in case the CUSTOMER defaults in paying the service fees determined by the Agreement and Specifications,

d)                                    by TURKCELL SUPERONLINE, in the event that the CUSTOMER itself, the group and/or its affiliates and/or their partners, employees, officials, board members, consultants, suppliers and/or persons authorized to represent and bind them are evaluated as they engage in activities and acts that violate national / international security, public order within the scope of the relevant legislation that may constitute a crime and / or have direct or indirect relations with the persons or institutions involved in the said activities, by TURKCELL SUPERONLINE and/or any official decision (including, but not limited to, detention, arrest, conviction of natural persons; investigation by police/security units or prosecution authority; decision on the appointment of trustees to legal persons, etc.) has been taken regarding to this.

e)                                     In the event that TURKCELL SUPERONLINE is exposed to actions such as operational problems against one of the Parties beyond the control of TURKCELL SUPERONLINE and/or illegal interventions against information systems that may come from third parties, virtual (cyber) attack actions, etc. or there is a suspicion that such dangers/incidents may occur even if not exposed to them, TURKCELL SUPERONLINE, regardless of the name under which and without paying any compensation, penalty, damage, loss, expense, loss of profit, price etc, reserves the right (i) to stop the service subject to this Agreement temporarily or completely, or (ii) to demand the suspension of the service from the CUSTOMER or (iii) to reduce or demand the reduction of the service level or (iv) to terminate the Agreement unilaterally immediately. Unless the CUSTOMER requests the termination of the Agreement and the related service Specification, even if the CUSTOMER closes the line, transfers it, closes it due to debt and so on, the Agreement shall not be deemed to be terminated automatically and shall give rise to all provisions of an effective agreement until it is duly terminated.

f)                                      In case a deposit or advance payment is received from the CUSTOMER by TURKCELL SUPERONLINE except for the return, commitment and penal payment conditions to be determined by the service-specific Specifications to be made in addition to this Agreement, following the notice of termination of this agreement; TURKCELL SUPERONLINE shall deduct these fees received from the CUSTOMER in the last invoice and return the remaining amount to the CUSTOMER within 15 days.

g)                                    Following the termination of this Agreement, the CUSTOMER will immediately deliver the equipment if there is any equipment obtained from TURKCELL SUPERONLINE and owned by TURKCELL SUPERONLINE; and will cover the documented damage or loss, if any, in cash and at once upon the first request of TURKCELL SUPERONLINE. However, if there is an issue that requires the CUSTOMER to pay for the devices specified in the Specification and its annexes, the CUSTOMER will make the payment immediately upon the first request of TURKCELL SUPERONLINE.

10.                              PRIVACY

Both Parties, without prejudice to the provisions of the laws, regulations and legislation in force of the Republic of Turkey, declare and undertake that they shall not disclose directly or indirectly to third parties and organizations in any way whatsoever, in whole or in part, any information of a technical nature or related to this Agreement and the services, production, performance, financial situation and similar matters of the other Party that they have learned due to the implementation of this Agreement.

The PARTIES will not use, distribute, transfer to third parties the private information transmitted to them for any other purpose and will take the necessary measures to ensure that their employees comply with this confidentiality obligation.

Proprietary information includes the PARTIES’ written and/or oral and/or electronic formats in all kinds of products they communicate with each other, technology, procedures, programs, finance-related information and targets, data, know-how, design, software, the CUSTOMER lists, tariffs etc.. The PARTIES will keep private information confidential and take all kinds of security measures to prevent unauthorized use of the aforementioned information.

In the event that any of the PARTIES violates the provision of this article, compensation for the damage to be incurred is essential. Even in the event of termination of this Agreement for any reason, the obligations contained in this article will be evaluated by the PARTIES indefinitely in accordance with the provisions of this article, without being subject to any period of time.

This confidentiality clause takes effect with the Confidentiality Agreement signed between the PARTIES on 07.09.2012 and, should there be any conflict between the two, the provisions of the Confidentiality Agreement shall prevail.

11.                              AUTHORIZED LAW AND COURT

Istanbul (Central) Courts and Enforcement Offices are authorized in disputes that may arise between the PARTIES due to this agreement and its annexes.

12.                              TAX DUTIES FEES

Except for the stamp tax resulting from the services to be provided to the CUSTOMER within the scope of this agreement and/or Specifications, other tax duties and fees will be paid by the CUSTOMER.

The stamp tax arising from the signature of this Agreement and/or the Specification and its annexes will be paid by TURKCELL SUPERONLINE and half of the stamp tax paid will be invoiced to the CUSTOMER.

13.                              TRANSFER AND WAIVER

The CUSTOMER cannot transfer this Agreement in whole or in part without the prior written consent of TURKCELL SUPERONLINE, due to the nature of the service.

TURKCELL SUPERONLINE may, at any time and without the CUSTOMER’s separate approval, directly or indirectly transfer or assign the works that are the subject of the Agreement or the rights and receivables arising from this Agreement or the rights and receivables arising from the Agreement, directly or indirectly, to Turkcell Group Companies.

Failure of any Party to enforce the provisions of this Agreement or any right arising from this Agreement and its annexes will not be interpreted as a waiver of these rights.

14.                              NOTIFICATION ADDRESS, AUTHORIZATION AND CHANGES

a)                                    All legally binding notices/warnings between the PARTIES will be made to the addresses specified in Article 1 via registered mail or the Notary’s Office. Notifications made other than these methods will not be taken into consideration by the PARTIES.

Address changes shall be notified in writing to the other party and, if no written notification is made, the notification sent to the addresses specified in Article 1 shall have the legal consequences of a valid notification even if it is not notified to the relevant Party.

b)                                    During the subscription period, the CUSTOMER agrees and declares that it authorizes the persons whose names and contact information are specified in the Authorized Table below to fulfill all kinds of technical requests arising from all specifications signed between the parties and to be performed before TURKCELL SUPERONLINE including transactions to be carried out in digital environment using Superonline website (www.superonline.net), Corporate Online Transaction Center website (www.kurumsalwebislem.superonline.net), Superşirketim mobile application, Superonline My Account mobile application and capacity increase and decrease other than these. TURKCELL SUPERONLINE will take into consideration the requests from the below written e-mail addresses of the persons authorized by the CUSTOMER and will act in accordance with the request. Requests transmitted through channels other than this address will not be taken into consideration.

In the event that the person authorized by the CUSTOMER is changed, the CUSTOMER will notify TURKCELL SUPERONLINE immediately and in writing regarding this change, and TURKCELL SUPERONLINE does not accept responsibility if the CUSTOMER does not provide any and/or properly informed about the changes in the authorized person, and the Customer is personally responsible for all consequences of this situation.

	Authorized Name	TR Identity No	Mail Address	GSM Contact Number	Admin Authority * Y/N
1	[***]	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]	[***]

* Admin authority can only be assigned to an authorized person.

15.                              ENFORCEMENT

This agreement consisting of 15 (fifteen) articles and their annexes has been executed as 2 (two) counterparts to enter into force on 26.02.2021 and has been signed by the authorized representatives of the Parties in accordance with the signature circular in ANNEX-A on 24.05.2021. A signed copy of the Agreement will remain with the CUSTOMER and the other signed copy will remain in TURKCELL SUPERONLINE.

Annexes:

A. Signature Circular

B. Tax Plate

C. Certificate of Activity

D. Specifications

E. Identity Copy

D-MARKET ELEKTRONİK HİZMETLER VE TİC A.Ş.	SUPERONLİNE İLETİŞİM HİZMETLERİ A.Ş.

/s/ D-Market Elektronik Hizmetler ve Tic A.Ş.	/s/ Superonline İletişim Hizmetleri A.Ş.

SERVER HOSTING SERVICE SPECIFICATION

ANNEX-7

1-             SUBJECT MATTER

The subject matter of this Server Hosting Service Specification (“Specification”) consists of the determination of special conditions for the services defined below being subjected to the Framework Agreement for Electronic Communications Services (“Framework Agreement”) dated 24.05.2021, which has been signed by and between Superonline Communication Services Inc. (TURKCELL SUPERONLINE) located at the address of İstanbul Maltepe Aydınevler Mah. İnönü Cad. No:20 Küçükyalı Ofispark and D-Market Elekt. Hizm. Ve Tic.A.Ş (CUSTOMER) located at the address of Kuştepe Mah. Mecidiyeköy Yolu Cad. No:12 Kule:2 Kat:2 Şişli, İstanbul

2-             DEFINITIONS

Server Hosting Service: It consists of hosting the device(s) belonging to the CUSTOMER in TURKCELL SUPERONLINE system rooms by providing electrical energy and air conditioning infrastructure and connecting the related devices to the Internet backbone to which TURKCELL SUPERONLINE is connected

Data Center/Facility: It refers to the entire “Turkcell Gebze Data Center” located in the Gebze Organized Industrial Zone, including the White Area, the Customer Allocated Area and the Cabinet.

White Space/System Room: It refers to the 173 m2 detached data center area allocated to the Customer under this specification.

Cabinet/Cabinet: It refers to the hardware cabinets to be allocated and positioned in the data center area for the CUSTOMER.

The CUSTOMER will be able to control and manage these device (s) directly connected to TURKCELL SUPERONLINE backbone via remote access protocols.

Service contents are as follows.

2.1.        Hosting (RackSpace) Services

TURKCELL SUPERONLINE will provide the CUSTOMER with the equipment cabin it will provide, and the CUSTOMER’s own equipment will be provided with the opportunity to operate in an open or caged area. The infrastructure environment that will ensure the healthy operation of the equipment (such as uninterrupted energy, temperature and humidity control, fire warning and extinguishing, security) will be provided by TURKCELL SUPERONLINE for a fee.

TURKCELL SUPERONLINE, within the scope of this service, will provide at least 1 (one) switch port regardless of the number of equipment.

The location of all kinds of additional hardware in the Data Center depends on the written approval of TURKCELL SUPERONLINE, and all kinds of responsibilities such as troubleshooting, part replacement etc. on the said equipment shall be borne by the CUSTOMER.

TURKCELL SUPERONLINE offers the following services free of charge to the CUSTOMER:

a.              Server on-off

b.               Accompanying: Accompanying principles are set out below under the title of TURKCELL SUPERONLINE Server Hosting Guidelines.

2.2.        Energy Services

2.2.1.  TURKCELL SUPERONLINE shall invoice to the CUSTOMER the total amount of energy consumed by the CUSTOMER’s devices as monthly fixed energy value according to the maximum energy consumption values calculated over the power supply label values published by the relevant device manufacturer or the total amount of monthly energy consumption of the related devices as monthly Measurable Energy Cost Installed Power calculation is made without including the backup power supply values in case the device has a redundant power supply. The CUSTOMER agrees that the energy consumption price and values specified in ANNEX-X.1 will be invoiced from one of the mutually active Installed Power or Measurable Energy services.

2.2.2.    According to the National Electricity Market Tariffs of the Turkish Energy Market Regulatory Authority, the Parties agreed that TURKCELL SUPERONLINE has the authority to reflect these additional costs on energy prices within the scope of legal legislation if there are situations that may cause an increase in the cost of supply under “All other distribution system users” due to tariff structure, legislative changes, newly created taxes, funds and similar issues.

2.2.3.     In TURKCELL SUPERONLINE data centers, system cabinets are powered by a redundant energy infrastructure, and the CUSTOMER is obliged to use an in-cabinet static transfer switch (redundant energy unit transfer) for non-redundant (single power unit) devices without a power unit.

The CUSTOMER agrees and acknowledges that in case there are two power supplies feeding the cabinets during infrastructure maintenance and testing of TURKCELL SUPERONLINE Data centers [i.e. in case of use of in-cabinet static transfer switch (redundant energy unit transferor) for non-redundant devices (single power unit) without power unit backup], there is no risk of simultaneous interruption of the two power supplies supplying the cabinets, however, if it does not use in-cabinet static transfer switches for non-redundant (single power unit) devices, it knows that there will be an interruption in the CUSTOMER systems without redundant power supply input during infrastructure maintenance and tests of TURKCELL SUPERONLINE data centers and that it will not have any request from TURKCELL SUPERONLINE accordingly.

Since TURKCELL SUPERONLINE will notify the CUSTOMER about the work to be carried out on data centers infrastructure maintenance and tests to the CUSTOMER at least 48 hours in advance, any objection and/or failure record of the CUSTOMER that will delay the processes related to data center infrastructure maintenance and tests will not be considered within the scope of TURKCELL SUPERONLINE’s responsibility and the CUSTOMER will not have any objection to this situation.

2.2.4.    From the date of signature of this Specification by TURKCELL SUPERONLINE, Annex 7.1. has been given the right to use energy specified in. If the CUSTOMER requests for additional equipment to be located in the White Area, TURKCELL SUPERONLINE will be informed in writing and this request will be covered on the condition that they are installed in TURKCELL SUPERONLINE standards and that the total energy load offered to the CUSTOMER does not exceed the threshold value. Even if the demand is met by TURKCELL SUPERONLINE, all responsibility such as fixing the malfunctions on the hardware, replacing the parts and so on shall belong to the CUSTOMER and TURKCELL SUPERONLINE has no responsibility in this regard. Although the energy usage right offered to the CUSTOMER and the actual energy consumption remain within the energy limits agreed by the Parties, the CUSTOMER will make all efforts to distribute the energy load in accordance with the standards of TURKCELL SUPERONLINE.

2.3.        Cabling Services

If the CUSTOMER needs cabling for different reasons in the TURKCELL SUPERONLINE Data Center; optionally, cabling services in UTP/PRI, Coax, F/O categories can be purchased from TURKCELL SUPERONLINE.

2.4.        KVM (Keyboard Video Mouse)

TURKCELL SUPERONLINE provides the CUSTOMER with a KVM connection and provides the opportunity to work remotely from the TURKCELL SUPERONLINE colocation study room. In case KVM service is not utilized, direct intervention to servers in the system room conditions are set out below under TURKCELL SUPERONLINE server rack space On-Site Operating Principles.

2.5.        First Level Support

TURKCELL SUPERONLINE assigns a staff member to perform operations on the server on behalf of the CUSTOMER at a predetermined time interval by the CUSTOMER. The action to be taken and the estimated working time required for this operation will be notified in advance. The list of personnel authorized to use the on-site work service in the CUSTOMER’s data center is as specified in the “relevant persons” defined in TURKCELL SUPERONLINE Corporate Technical department. Personnel not included in this list are not authorized to use the onsite service in the data center. The CUSTOMER accepts that all responsibilities arising from making the necessary changes and updates on this list are his sole responsibility and cannot hold TURKCELL SUPERONLINE responsible.

In this regard, the CUSTOMER may request from TURKCELL SUPERONLINE server on and off (hard reset), power supply replacement, Tape (Cassette) replacement, patch cable displacement, disk insertion, CD/DVD/USB memory insertion and removal, printer cable insertion and removal operations. TURKCELL SUPERONLINE shall not be responsible for any malfunctions, service interruptions or other problems that may arise as a result of the said transactions.

3-             ON SITE OPERATING PRINCIPLES

3.1.   If the CUSTOMER wishes to work on the server, it will notify TURKCELL SUPERONLINE 48 (forty-eight) hours prior to this request in writing.

3.2.   In case the CUSTOMER wishes to do the work on the server in the server rack space, a TURKCELL SUPERONLINE technical staff will accompany the CUSTOMER technical staff and accompany them throughout the entire work process. If half an hour of work in this situation exceeds, the servers must be moved to the study room established by TURKCELL SUPERONLINE.

3.3.   The CUSTOMER will be responsible for any damage or loss that may occur in the data center due to the work done by the CUSTOMER. In this case, the CUSTOMER agrees in advance to compensate the damage and loss that may arise.

4-             SPECIAL PROVISIONS REGARDING THE SERVICE

4.1.    Application and Installation Process

Based on the approval of the Specification sent to TURKCELL SUPERONLINE by TURKCELL SUPERONLINE to receive the SERVICE,

The CUSTOMER shall deliver the said devices to the SERVICE to TURKCELL SUPERONLINE within 2 (two) business days. The installation of the device and making it work shall be under the CUSTOMERS’s own responsibility. If TURKCELL SUPERONLINE determines that there is a deficiency or incompatibility or error in the information given by the CUSTOMER during the device acceptance, the devices will not be accepted, the CUSTOMER will apply again after the information provided on the Service Information Form is corrected and, if necessary, the corrections regarding the purchased SERVICE are made.

4.2.    Data Center Transportation

If TURKCELL SUPERONLINE has to move the Data Center for any reason, it is obliged to notify the CUSTOMER at least 1 (one) year in advance if possible. The services to be provided in the new Data Center will be of the same quality, the same continuity rates and the same commitments as before.

4.3.    Transportation of Intra Data:

TURKCELL SUPERONLINE has the right to change the location of the CUSTOMER servers due to the change of layout within the Data Center. The moving work will be notified to the CUSTOMER at least 2 (two) months in advance and will be transported per Cabinet within the previously specified period. During this relocation, the CUSTOMER technical personnel must be in the data center.

4.4.                              Rights and Obligations of the Parties

4.4.1.       The CUSTOMER agrees and acknowledges that in all cases such as spamming over its own server, attacking internal or external networks, illegal and that will adversely affect TURKCELL SUPERONLINE backbone, that the server will be disabled by TURKCELL SUPERONLINE without the need for a notice and that the fees regarding the services acquired until that date will not be refunded in any way. The CUSTOMER agrees and acknowledges that it is obliged to comply with the laws of the Republic of Turkey within this responsibility; otherwise, it accepts and undertakes that it knows that legal sanctions will be imposed on it.

4.4.2.       The CUSTOMER, by signing this Specification, accepts that it has all legal responsibility regarding the use of the SERVICE. In case of interruptions or cessation of the SERVICE due to reasons arising from the CUSTOMER, the CUSTOMER will not have the right to terminate this service and the CUSTOMER will not be considered as a reason for the CUSTOMER not to make the payments to TURKCELL SUPERONLINE or to delay the payments.

4.4.3.       TURKCELL SUPERONLINE cannot be held responsible for the attacks that may come to the CUSTOMER over the internet and their consequences, who do not take necessary and sufficient security measures in the existing network environment, due to the fact that the internet is open to worldwide access in a two-way and thus to unintentional and unexpected dangers.

4.4.4.       The CUSTOMER cannot make additional or changes on the SERVICE without the knowledge of TURKCELL SUPERONLINE. If such a situation is detected, the SERVICE in question may be closed and additional and changes deemed objectionable may be removed. In this case, the CUSTOMER agrees in advance to compensate the damage and loss that may arise in the event that TURKCELL SUPERONLINE is held liable by other institutions, at the time of notification made to him.

4.4.5.       The CUSTOMER has the right to purchase and replace the devices in the area rented within the scope of SERVICE. This right will be limited only by the size and energy capacity of the rented area. If an area larger than the leased area is needed and if this area can be provided by TURKCELL SUPERONLINE, the CUSTOMER will be able to enlarge the leased area by paying the upgrade fee.

4.4.6.       The CUSTOMER agrees, acknowledges and undertake that the rights arising from the signature of this Specification belong only to itself and/or its affiliates, that it cannot make or transfer its private and confidential password and user name, user code regarding the use of this right, that it will not be able to transfer or transfer its user code to anyone else, it will change it immediately, even if there is a suspicion of being learned by someone else, otherwise all done that it will be responsible for the transactions and that it cannot claim that the passwords and codes are not used by itself.

4.4.7.       In case the CUSTOMER needs to work on the server in an emergency; if the CUSTOMER receives approval from TURKCELL SUPERONLINE after briefly notifying TURKCELL SUPERONLINE’s relevant support staff of this request verbally or in writing to destech@superonline.net e-mail address, it may come to TURKCELL SUPERONLINE’ data center to perform the required work and may work under the supervision of the relevant TURKCELL SUPERONLINE support staff after submitting its valid identity (driver’s license or identity card). The list of personnel authorized to work remotely on the server rented to the CUSTOMER to TURKCELL SUPERONLINE is as specified in the “relevant persons” defined in TURKCELL SUPERONLINE’s customer contact lists. Personnel not included in this list are not authorized to enter the system rooms. The CUSTOMER acknowledges that it is fully responsible for making the necessary changes and updates to this list and cannot hold TURKCELL SUPERONLINE responsible for any reason.

All these notifications must be made to the relevant contact addresses at least 3 (three) hours in advance.

4.4.8        If the CUSTOMER needs to work on the server provided as service within the scope of this specification, it will perform/have the work done in accordance with the Turkcell Superonline Data Center Occupational Health and Safety Work Instruction in Annex-7.2, otherwise it agrees in advance that it will be responsible for any accident, damage or loss and that it will compensate for all kinds of damages of TURKCELL SUPERONLINE in this context.

4.4.9.     The CUSTOMER shall be responsible for any damage or loss that may occur in the data center due to the work carried out by the CUSTOMER. In this case, the CUSTOMER agrees in advance to compensate the damages and losses to be incurred at the first request of TURKCELL SUPERONLINE

4.4.10.    The Data Backup responsibility of the systems has been personally undertaken by the CUSTOMER. The CUSTOMER can get backup service from TURKCELL SUPERONLINE. Backup services are subject to additional terms defined by a specification other than this specification.

4.4.11.    The cost to be paid by the CUSTOMER to TURKCELL SUPERONLINE in return for Server Hosting services will be stated in ANNEX-7.1 together with the payment plan.

The prices of the services provided within the period of this Specification shall be increased by the producer price index (domestic-ppi) every year within the relevant year, unless otherwise stated in writing by the Parties.

4.4.12.      In the event that the CUSTOMER fails to fulfill its obligations under this Specification, including money debt, and does not remedy the violation despite the warning, in addition to TURKCELL SUPERONLINE’s rights under the Framework Agreement, TURKCELL SUPERONLINE has the right to retain (retention) the devices, equipment and related installations hosted in the data center within the scope of this Specification and, if deemed necessary, to collect their receivables by converting them into cash. The CUSTOMER is obliged to receive all kinds of data in the detained systems immediately following the notification of TURKCELL SUPERONLINE.

In the event that the right to imprisonment is exercised, the CUSTOMER accepts in advance that it will not claim any rights, receivables or compensation from TURKCELL SUPERONLINE for any reason or any other reason that the services provided to third parties through the relevant systems are interrupted.

4.4.13.     The CUSTOMER has the right to request 173 square meters and 180 kW for the White Space, in addition to 238 square meters of area and up to 249 kW in the table specified in Annex 7.1. Within the commitment period, TURKCELL SUPERONLINE will provide the CUSTOMER with the first place to take place regarding whether there is a growth demand. The CUSTOMER is obliged to notify its decision within 1 (one) month from the date of the proposal submitted to it, in case it does not convey its decision, it will waive this right.

For the CUSTOMER growth area, White Space and energy use will be priced at the agreed unit price in Annex 7.1. TURKCELL SUPERONLINE will start invoicing the relevant white space and energy cost as of the month the CUSTOMER starts to use it. If the Customer requests an additional area/energy other than 173 m2 and 180 kW and Turkcell approves it, the additional area cost will be invoiced to the customer if it is offered and agreed in writing. Turkcell has the right to refuse the requests other than 173 m2 and 180 kW.

4.4.14.    Gebze DC uptime availibility infrastructure SLA percentage is 99.982%, and the SLA percentage for data center internet is 99.9%.

5-      DURATION AND TERMINATION CONDITIONS OF THE SPECIFICATION

5.1.   This specification will be in force for 36 (thirty six) months from the date of validity.

5.2.   Unless the service is terminated in writing by any of the Parties 1 (one) month before the expiry of this specification period, the service will be automatically extended for 1 year under the same conditions except for the service fees. Service fees will be determined in writing by mutual agreement of the Parties.

5.3.    Any of the parties may terminate this Specification at any time and without any reason, with 3 months’ written notice to the other Party. (Provided that the CUSTOMER pays the withdrawal fee) In this case, TURKCELL SUPERONLINE will also be entitled to the full, complete and timely service fee fulfilled until the expiry date of the Specification.

5.4.    If any of the Parties violates the obligations of this Specification, the other Party shall make a written notification to the other Party at least 15 days in advance in order to remedy the breach. If the violation is not remedied within this period, this Specification will automatically be deemed to be terminated at the end of the 15-day period.

6-      WITHDRAWAL FEE

6.1.   If the service provided to the CUSTOMER is provided to the CUSTOMER under special conditions in return for the CUSTOMER’s commitment, if the CUSTOMER terminates the Specification before the period set out in the Specification, it shall be deemed to have withdrawn from the CUSTOMER’s commitment and the compensation amounts specified in this Specification shall be applied.

6.2.    Since the service is provided by TURKCELL SUPERONLINE to the CUSTOMER under special conditions, the CUSTOMER accepts, declares and undertakes that it shall not terminate this Specification before 36 (thirty six) months, which is the Specification period.

6.3.   If this Specification is terminated by the CUSTOMER before the end of the commitment period and/or terminated by TURKCELL SUPERONLINE with justified reasons before the end of the commitment period, the sum of the uncollected part of the discount, device or other benefits provided to the CUSTOMER from the date of signing of this Specification by the CUSTOMER until the period of the breach of the commitment (included in ANNEX-7.1) shall be collected from the CUSTOMER. However; if the sum of the part of the service fees determined to be collected from the CUSTOMER within the scope of the commitment that has not yet been accrued is lower than this amount, the lower amount will be invoiced to the CUSTOMER.

6.4.     The CUSTOMER will pay the invoiced withdrawal fee to TURKCELL SUPERONLINE immediately, in cash and at once. Except for withdrawal amounts mentioned in this Article, without prejudice to all rights of claim arising from TURKCELL SUPERONLINE agreement and legislation, the CUSTOMER declares, accepts and undertakes that TURKCELL SUPERONLINE shall compensate all damages arising/that may arise due to the termination of the Specification before the term of the Specification upon first request. The CUSTOMER shall also return the equipment leased from TURKCELL SUPERONLINE immediately to TURKCELL SUPERONLINE in full and complete, free from any encumbrances.

7-  OTHER PROVISIONS

7.1.        Special provisions regarding the services subject to the Framework Agreement have been regulated with this Specification, which is an integral part of the Framework Agreement dated 24.05.2021 and the provisions of the Framework Agreement shall continue to apply in the same way with regard to the matters not specified herein.

In case of conflict between this Specification and the provisions of the Framework Agreement, the provisions of this Specification shall prevail.

7.2.    This Specification and its annexes, which are an integral part of the Framework Agreement consisting of 13 (thirteen) page, 7 (seven) articles, have been arranged by negotiating between the PARTIES and shall be valid as of 26.02.2021. It was signed as 2 (two) originals on 24.05.2021 and entered into force on the date of signature.

Superonline İletişim Hizmetleri A.Ş.	CUSTOMER

Date:	Date:

Signature	Signature

/s/ Superonline İletişim Hizmetleri A.Ş.	/s/ D-Market Elekt. Hizm. Ve Tic. A.Ş.

ANNEX 7 .1 Services and Agreed Fees Table 1 Unit Prices

Table 1 Total Price Table

Service	Pcs	List price	Unit Price (TL/Month) excluding taxes	Total Unit Price (TL/Month) including taxes
DC White Space Used Unit Price (Gross) (Gebze DC Rent Price)	1 m2	[***]	[***]/m2	[***]/m2
DC White Space Reserved Unit Price (Gross) (Gebze DC Rent Price)	1 m2	[***]	[***]/m2	[***]/m2
Energy (Gebze DC)	kW/h	[***]	[***]	[***]

* Energy Consumption will be calculated according to the formula below and an invoice will be issued according to the monthly consumption amount.

= (Measured energy consumed by customer cabins) x (Fixed 1.425 PUE) x (Energy Supplier Unit Price)

Table 1 Total Price Table

	Amount of Cabinet	Expected Active Energy Expenditure (W)	Customer m2 (Gross)	Calculated Energy Cost (TL/Month) Excluding Taxes	Calculated Energy Cost (TL/Month) including Taxes	price per m2 (TL/Month) excluding Taxes	price per m2 (TL/Month) including taxes
2021 year	31	81.31	78	[***]	[***]	[***]	[***]
2021 year	50	131.15	125	[***]	[***]	[***]	[***]
2022 year	69	180.98	173	[***]	[***]	[***]	[***]
2023 year	95	249.18	238	[***]	[***]	[***]	[***]

ANNEX-7.2

TURKCELL SUPERONLINE DATA CENTER

OCCUPATIONAL HEALTH AND SAFETY WORKING INSTRUCTIONS SUPPLEMENT

1.              Work will be done in the cabinet and area shown by the personnel in charge of the data center.

2.              Flammable and cutting materials such as bags, pochette, packages will not be brought into the data center.

3.              No photographs and/or videos will be taken in the data center.

4.              Those who have health problems that pose a risk to working in the data center cannot work. Heart conditions, high blood pressure, vertigo, partial or complete blindness, being physically disabled, carrying infectious virus.

5.              A person or persons with temporary discomfort within the data center white space cannot work. Flu infection, cold and similar infectious infections.

6.              No cabinet or system will be moved within the data center. For situations that need to be moved or moved, permission will be requested from the data center officer to take action.

7.              Smoking, food and beverages are not allowed in the data center.

8.              No raised floor tiles or ceiling tiles are opened inside the data center without permission from the data center officer.

9.              In the data center, only the cabinet or caged area that is allowed to work is operated, other than that, any device or cabinet is not touched.

10.       Power supply cables of servers, data storage devices, network devices or similar electronic systems in cabinets within the data center are not installed. Only data center staff will connect the power cables to the devices. For systems to be powered, assistance will be requested from the data center officer.

11.       If an open-ended or stripped electrical cable is seen in the data center, the area in question will be immediately moved away and the data center officer will be notified.

12.       No equipment weighing more than 25 kilos will not be transported alone, a hand-held forklift will be used by asking the data center officer for assistance, or the transport personnel will be provided for transportation.

13.       Network cable connections of systems within the data center will be processed under the supervision of data center personnel.

14.       Work on electricity within the data center facility can only be carried out by electrical engineers, electrical technicians, certified electrical masters approved by the Ministry of National Education, and electrical foremen certified by the Ministry of National Education.

15.       Only the authorized and authorized technical personnel of the contracted companies can perform maintenance or intervention in case of malfunction for the maintenance of all infrastructural electrical, electronic, electromechanical and mechanical devices in the data center facility. Persons or persons who do not comply with the conditions cannot work.

16.       In case of an earthquake, emergency exit will be made immediately from the data center & system room by using emergency exit doors.

17.       If the fire alarm goes off, the data center and system room will be evacuated immediately.

Superonline İletişim Hizmetleri A.Ş.	CUSTOMER

Date: Signature	Date: Signature

/s/ Superonline İletişim Hizmetleri A.Ş.	/s/ D-Market Elekt. Hizm. Ve Tic. A.Ş.

ANNEX-7.3

CONDITIONS OF SHIPPING PRODUCTS OR ELECTRONIC
EQUIPMENT TO TURKCELL SUPERONLINE DATA CENTER

Within the scope of this annex, the CUSTOMER agrees to abide by the following Occupational Health and Safety rules in order to bring any device or equipment belonging to TURKCELL SUPERONLINE data centers.

The CUSTOMER shall ensure that the shipping/transportation company and/or the CUSTOMER’s own employees involved in the transportation process of the CUSTOMER comply with the following conditions during the transportation process of any device and equipment to be transported to TURKCELL SUPERONLINE data centers.

The CUSTOMER will be responsible if its employees or the shipping company it works with do not comply with the following conditions.

Conditions and requirements for the shipping/handling company where the CUSTOMER works or for the CUSTOMER’s own employees involved in the transportation process;

1-             Basic occupational health & safety trainings

2-             Health examination

3-             Professional competence training. (According to the Regulation on the Vocational Education of the Persons to be employed in Dangerous and Very Dangerous Classes numbered 28706; it is obligatory for the employees specified in the relevant regulation to undergo vocational training and to certify their vocational training within the scope and conditions of the relevant regulation.

4-             First aid certificates.

5-             PPE (Personal Protective equipment) debit forms

6-             Occupational safety expertise and workplace doctor contracts:

7-             SSI document.

8-             Risk assessment report/business hazard analysis. The form in ANNEX-X.4 must be filled and signed by the occupational safety specialist.

9-             Responsible assignment letter. Responsible assignment letter ANNEX-X.5 form must be filled and stamped.

Superonline İletişim Hizmetleri A.Ş.	CUSTOMER

Date: Signature	Date: Signature

/s/ Superonline İletişim Hizmetleri A.Ş.	/s/ D-Market Elekt. Hizm. Ve Tic. A.Ş.

ANNEX- 7.4 RESPONSIBLE ASSIGNMENT LETTER

Superonline İletişim Hizmetleri A.Ş.	CUSTOMER

Date: Signature	Date: Signature

/s/ Superonline İletişim Hizmetleri A.Ş.	/s/ D-Market Elekt. Hizm. Ve Tic. A.Ş.

ANNEX- 5

RESPONSIBLE ASSIGNMENT LETTER

              who is working with the title of             in our company, who is holder of Turkish ID with number                         has been assigned on behalf of our company to ensure that the work is carried out in a healthy and safe manner during our                works to be carried out at your workplace.

Among the works to be done;

☐                                    Work environment health and safety surveillance

☐                                    Monitoring the use of personal protective equipment

☐                                    Ensuring the field layout

☐                                    Security coordination with other companies in the work area

☐                                    In cases of imminent and serious danger, stopping the work and providing information on the subject.

Company Official

Name Surname	:
Date	:
Seal-Signature	:

During the work to be done, I will work in accordance with my job description stated above.

Name and Surname	:
Date	:
Signature	:

Superonline İletişim Hizmetleri A.Ş.	CUSTOMER

Date:	Date:

Signature	Signature